UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 13, 2013

Burlington Stores, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-36107 (Commission File Number)	80-0895227 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant's telephone number, including area code)
Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of each of Burlington Stores, Inc. ("Stores"), Burlington Coat Factory Investments Holdings, Inc. ("Investments") and Burlington Coat Factory Warehouse Corporation ("BCFWC" and, together with Holdings and Investments, the "Companies" and each individually a "Company") increased the number of directors serving on the respective board of directors of each Company from six to seven and, effective as of December 13, 2013, elected John Mahoney to each such board to fill each newly created directorship.  In addition, the board of directors of each Company appointed Mr. Mahoney as a member of the Audit Committee of each Company.

Mr. Mahoney will receive the following compensation for his services: (i) a cash payment in the aggregate amount of $50,000 as compensation for each year of service on the board of each Company, payable in equal quarterly installments, (ii) restricted common stock of Stores with an aggregate grant date market value of One Hundred Thousand Dollars ($100,000) pursuant to the Burlington Holdings, Inc. 2006 Management Incentive Plan (Amended and Restated June 15, 2013) (as more fully described in Stores' Registration Statement on Form S-1 (Registration No. 333-189632)), (iii) a cash payment in the aggregate amount of $10,000 as compensation for each year of service as a member of the Audit Committee of each Company, payable in equal quarterly installments; and (iv) reimbursement for all reasonable expenses incurred by him in connection with his board services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

  Date: December 18, 2013